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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Post-Effective Amendment to Registration Statement No. 33-13901, and in Registration Statement Nos. 33-73696, 33-73698, 33-73700, 333-17349 and 333-17351 of Barr Laboratories, Inc.
on Form S-8 of our report dated August 7, 2000, May 2, 2001 as to Note 1 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 1) appearing in and incorporated by reference in the Annual Report on Form 10-K/A of Barr Laboratories, Inc. for the year ended June 30, 2000.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
May 2, 2001

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